SOUTHWEST AIRLINES CO.
Deborah Ackerman
Associate General Counsel
P.O. Box 36611
Dallas, Texas  75235-1611
(214) 792-4665
Facsimile:  (214) 792-6200
E-Mail: dackerma.gw05@wnco.com

January 23, 1997


VIA EDGAR

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re:  Southwest  Airlines Co. Registration Statement on  Form  S-
     8 with respect to the 1996 Non-Qualified Stock Option Plan and the 1996 Incentive Stock Option Plan

Ladies and Gentlemen:

      On behalf of Southwest Airlines Co., a Texas corporation (the "Registrant"), I hereby attach (via EDGAR) for filing under the Securities Act of 1933, as amended (the
"Act"), the above-described Registration Statement. The filing fee in the amount of $42,837.12 has been paid.

      The Registrant understands that, pursuant to Rule 456 under the Act, the Registration Statement will become effective automatically upon filing.

      Should you have any questions with regard to the above, please call the undersigned, collect, at the above number.

Sincerely,



/s/ Deborah Ackerman

Deborah Ackerman








          As filed with the Securities and Exchange Commission
                         on January 23, 1997
                                             Reg. No. 33-
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington,  D.C. 20549
                              FORM S-8
                      Registration Statement
                             Under
                    The Securities Act of 1933

                        SOUTHWEST AIRLINES CO.
         (Exact name of registrant as specified in its charter)

          Texas                               75-1563240
(State or other jurisdiction of               (I.R.S. Employer
incorporation  or organization)               Identification No.)

P.O. Box 36611, Dallas, Texas                 75235-1611
(Address of Principal Executive Offices)       (Zip Code)

                             Southwest Airlines Co.
                      1996 Non-Qualified Stock Option Plan
                        1996 Incentive Stock Option Plan
                          (Full title of the plan)

                             Gary C. Kelly
            Vice President-Finance & Chief Financial Officer
                          Southwest Airlines Co.
                            P.O. Box 36611
                       Dallas, Texas 75235-1611
                             214/792-4363
           (Name, address, and telephone number, including area
                       code, of agent for service)

                               Copy to:

                            Deborah Ackerman
                        Associate General Counsel
                         Southwest Airlines Co.
                           P.O. Box 36611
                      Dallas, Texas 75235-1611

                  CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                   Proposed         maximum      Amount
Title of                           maximum          aggregate     of
securities to      Amount to be    offering price   offering     registra-
be registered      registered      per share (1)    price(1)     tion fee
Common Stock
par value           6,575,000
$1.00 per share     shares         $21.50           $141,362,500   $42,837.12


(1) Pursuant to Rule 457(c), the amount is based on the average of the high and low price of the Common Stock on the New York Stock Exchange on January 20, 1997.

(2)   The number of shares of Common Stock registered herein is
subject to adjustment to prevent dilution resulting from stock
splits,  stock    dividends  or  similar  transactions.


                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a)  the Company's latest annual report filed pursuant to
Section  13 or 15(d) of the Securities Exchange  Act  of 1934;

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above;
and

     (c) the descriptions of the Company's Common Stock and Common Share Purchase Rights contained in registration statements filed under the Securities Exchange Act of 1934 by the Company with the Commission, including any amendment
or report filed  for  the  purpose  of   updating   such
descriptions.

      All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 5.   Interests of Named Experts and Counsel.

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Deborah Ackerman, Associate General Counsel for the Company. Ms. Ackerman beneficially owns 16,797 shares of common stock of the Company.

Item 6.   Indemnification of Directors and Officers.

     Article VIII, Section 1 of Registrant's Bylaws provides as follows:

      "Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed
action,   suit  or  proceeding,  whether  civil,   criminal,
administrative, arbitrative or investigative (hereinafter called a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to
provide   broader  indemnification  rights  than  said   law
permitted   the  corporation  to  provide  prior   to   such
amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys' fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this
Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this
Article VIII could involve indemnification for negligence or under theories of strict liability."

      Article Ten of the Company's Articles of Incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, subject to certain limitations.

     Article 2.02-1 B. of the Texas Business Corporation Act
provides   that,   subject   to  certain   limitations,   "a
corporation may indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

      The Company also maintains directors' and officers' liability insurance.

Item 8.   Exhibits.

          4.1 Specimen certificate representing Common Stock of the Company (incorporated by reference to Exhibit 2.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-
          7259)).

          4.2    Restated   Articles  of  Incorporation   of
          Southwest  (incorporated by reference  to  Exhibit
          4.1 to Southwest's Registration Statement on Form S-3 (File No. 33-52155); Amendment to Restated
          Articles    of    Incorporation    of    Southwest
          (incorporated by reference to Exhibit 3.1 to Southwest's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-7259)).

          4.3  Bylaws of Southwest, as amended February 1994
          (incorporated by reference to Exhibit 3.2 to South west's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7259)).

          5      Opinion   of  Deborah  Ackerman,  Associate
          General Counsel of Southwest, re legality of securities being registered.

          23.1 Consent of Ernst & Young LLP, independent auditors.

          23.2   Consent  of  Deborah  Ackerman,   Associate
          General Counsel of Southwest (contained in the opinion filed as Exhibit 5 hereto).

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i)   to  include any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove by registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to
directors,   officers  and  controlling   persons   of   the
registrant   pursuant  to  the  foregoing   provisions,   or
otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or
proceeding)  is  asserted  by  such  director,  officer   or
controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed
by the   final    adjudication    of    such           issue.

                          SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on January 21, 1997.

                                   SOUTHWEST AIRLINES CO.
                                    By    /s/ Gary C.  Kelly
                                              Gary C. Kelly
                                           Vice President Finance,
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange
Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January
21, 1997.

          Signature                     Capacity

/s/  Herbert  D.  Kelleher       Chairman of  the  Board  of Directors,
Herbert  D. Kelleher             President and Chief Executive Officer

/s/ Gary C. Kelly                Vice President-Finance
Gary   C.   Kelly                (Chief Financial and Accounting
                                 Officer)

/s/ Samuel E. Barshop            Director
Samuel E. Barshop

/s/ Gene H. Bishop               Director
Gene H. Bishop

                                 Director
William P. Hobby

/s/ Travis C. Johnson            Director
Travis C. Johnson

/s/ R. W. King                   Director
R. W. King

/s/ Walter M. Mischer, Sr.       Director
Walter M. Mischer, Sr.

/s/ June M. Morris               Director
June M. Morris

/s/ C. Webb Crockett             Director
C. Webb Crockett


                       INDEX TO EXHIBITS


          5      Opinion   of  Deborah  Ackerman,  Associate
          General Counsel for the Company.

          23.1 Consent of Ernst & Young LLP, independent auditors.

          23.2   Consent  of  Deborah  Ackerman,   Associate
          General Counsel for the Company (contained in the opinion filed as Exhibit 5 hereto).




Exhibit 5

January 23, 1997

Southwest Airlines Co.
P.O. Box 36611
Dallas, TX 75235

Dear Sirs:

      I have represented Southwest Airlines Co., a Texas corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of the shares of the common stock, $1 par value of the Company ("Common Stock") to be issued by the Company from time to time upon the exercise of stock options pursuant to the Company's 1996 Non-Qualified Stock Option Plan and 1996 Incentive Stock Option Plan (collectively, the "Plans").
      In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion, including the Registration Statement of the Company for the registration of the Common Stock to be issued pursuant to the Plans on Form S-8 under the Securities Act of 1933 (the "Registration Statement").
      Based on such examination, it is my opinion that the shares of Common Stock registered under the Registration Statement will, when issued pursuant to the Plans, be legally issued, fully paid and non-assessable.
      I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation thereunder.

Sincerely,

/s/ Deborah Ackerman

Deborah Ackerman


Exhibit 23.1


                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southwest Airlines Co. 1996 Non-Qualified Stock Option Plan and 1996 Incentive Stock Option Plan of our report dated January 25, 1996, with respect to the consolidated financial statements and schedules of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP

Dallas, Texas
January 21, 1997